Exhibit 10.3



                               SECURITY AGREEMENT

Security Agreement, dated as of April 13, 2007 between Cy E. Hammond and Irene Lebovics ("Secured Parties"), and Pro Tech Communications, Inc., a Florida corporation ("Debtor").

1. Security Interest. Debtor hereby grants to Secured Parties a continuing, first priority security interest (the "Security Interest") in all of the collateral described in Exhibit A hereto (collectively, the "Collateral"). The Security Interest in the Collateral shall secure the payment and performance of the Secured Promissory Notes, dated as the date hereof, from Debtor to each of the Secured Parties, each in the principal amount of Two Thousand Eight Hundred Seventy-Two Dollars and Fifty Cents ($2,872.50)
     along with the payment and performance of all other liabilities and obligations of Debtor to Secured Parties of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising; provided, however, that such liabilities and obligations shall not include any liabilities or obligations arising out of, or in connection with, either of the Secured Parties employment by, or service as an officer or a member of the Board of Directors of, Debtor (collectively, the "Obligations"). The parties intend that the Collateral is and will at all times remain personal property despite the fact that, and irrespective of the manner in which, it may be attached to realty.

2. Debtor Covenants. Debtor hereby warrants and covenants that (a) Debtor's chief place of business is at 375 Bridgeport Avenue, 2nd Floor, Shelton, Connecticut 06484 (the "Premises") and Debtor will give each of the Secured Parties prior written notice of any change in Debtor's chief place of business; (b) the Collateral will be kept at the Premises and will not be removed therefrom other than in the ordinary course of business to another location within the State of Connecticut, or with each of the Secured Parties' prior written consent; (c) Debtor will not sell, dispose, or otherwise transfer the Collateral or any interest therein, other than in the ordinary course of business for fair consideration, or with each of the Secured Parties' prior written consent; (d) Debtor shall keep the
     Collateral free and clear from all other liens or encumbrances, including but not limited to those relating to unpaid charges (including rent) or taxes; (e) Debtor shall upon request of either of the Secured Parties execute, alone or with Secured Parties, any Financing Statement or other documents to record or evidence the Security Interest, and shall cooperate with Secured Parties in the filing of same in all public offices in which filing is deemed by Secured Parties to be necessary or appropriate; (f) Debtor shall maintain insurance with respect to all physical Collateral at all times against risks of fire, theft and other similar risks, in such amounts as Secured Parties may reasonably require; and (g) Debtor shall make all repairs, replacements, additions and improvements necessary to maintain any equipment Collateral in good working order and condition.

3. Secured Parties Payments. At their option, Secured Parties may discharge any taxes, charges, liens or other encumbrances that may at any time be levied or placed on the Collateral, may pay rent or insurance premiums due on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor shall promptly reimburse Secured Parties, upon demand, for any such payment made or expense incurred.

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4.   Default and Remedies.  Debtor shall be in default  under this  Agreement (a
     "Default") upon the happening of any of the following events: (a) any misrepresentation by Debtor in connection with this Agreement; (b) any noncompliance with or nonperformance of any of the Obligations; (c) the institution of bankruptcy proceedings against Debtor (but in the case of involuntary proceedings, only if such proceedings are not dismissed within 30 days); (d) an assignment for the benefit of creditors of Debtor; or (d) a receivership of assets of Debtor not dissolved within 30 days. Upon a Default and at any time thereafter, Secured Parties may declare all Obligations immediately due and payable and, without limitation to any other remedies Secured Parties may have, Secured Parties shall have all the remedies of a secured party under the Uniform Commercial Code as in effect in the State of Connecticut (the "Code"). Upon a Default and at any time thereafter, Secured Parties may require that Debtor make available to Secured Parties all of the Collateral, at a place that is mutually convenient to the parties.

5. Miscellaneous. No waiver by Secured Parties of any Default shall operate as a waiver of any other default or of the same default on a future occasion. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties. This Agreement shall be governed by the laws of the State of Connecticut. This Agreement may be signed in counterparts. This Agreement shall have the effect of an instrument under seal.

IN WITNESS WHEREOF, the parties have duly executed this Security Agreement as of the date first written above.


PRO TECH COMMUNICATIONS, INC.


By: /s/ Michael J. Parrella
    ----------------------------------
       Michael J. Parrella
       Director

/s/ Cy E. Hammond
--------------------------------------
       Cy E. Hammond

/s/ Irene Lebovics
--------------------------------------
       Irene Lebovics


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                                                                       Exhibit A
                                                                       ---------

                            DESCRIPTION OF COLLATERAL

All of Debtor's current and non-current assets, including but not limited to all of the following Property, and interests in Property, of Debtor, whether now owned and existing or hereafter acquired or arising, and wheresoever located:
(a) all personal and fixture property of every kind and nature including but not limited to all goods (including but not limited to inventory, equipment and accessions thereto), instruments (including but not limited to promissory notes), accounts (including but not limited to all receivables), deposit accounts, documents and chattel paper (whether tangible or electronic), contract rights (including but not limited to the payment of money, insurance claims and proceeds), letter of credit rights (whether or not the letter of credit is evidenced by writing), commercial tort claims, securities and other investment property, and general intangibles (including but not limited to intellectual property and payment intangibles), together with all accessions to, substitutions for and replacements, products and proceeds thereof, all as those terms are defined in the Code; (b) all right, title and interest of Debtor in and to all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, disks, cards, accounting records and other books, records, information and data of Debtor relating to the Collateral as well as that as may be necessary to identify and locate the Collateral and protect or enforce
Secured Parties' rights therein; (c) the proceeds of the sale or other disposition of any Collateral; and (d) any and all replacements or proceeds whether now existing or hereafter arising and wherever located, now owned or hereafter acquired by Debtor or in which Debtor has an interest or which now or hereafter are at any time in the possession or control of Secured Parties or in transit by mail or carrier to or in possession of any third party acting on behalf of Secured Parties, without regard to whether Secured Parties receives the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, whether or not Secured Parties has conditionally released the same.


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